EXHIBIT 8.3

November 14, 2014	787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111
Remy International, Inc.
600 Corporation Drive
Pendleton, Indiana 46064

Ladies and Gentlemen:

We have acted as counsel to Remy International, Inc., a Delaware corporation (“Old Remy”), in connection with (i) the proposed Old Remy Merger, as defined and described in the Agreement and Plan of Merger dated as of September 7, 2014 among Old Remy, New Remy Corp., a Delaware corporation (“New Remy”), New Remy Holdco Corp., a Delaware corporation (“New Holdco”), New Remy Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of New Holdco, Old Remy Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of New Holdco, and Fidelity National Financial, Inc., a Delaware corporation and (ii) the preparation and filing of New Remy’s Registration Statement on Form S-1 (the “Registration Statement”), which includes the Prospectus (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We hereby confirm that the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences of the Transactions” in the Prospectus insofar as it relates to the material United States federal income tax consequences of the Old Remy Merger to the U.S. holders of Old Remy common stock constitutes our opinion as to the material United States federal income tax consequences of the Old Remy Merger to the U.S. holders of Old Remy common stock, subject to the qualifications set forth in such discussion.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Material U.S. Federal Income Tax Consequences of the Transactions” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is being provided to you solely in connection with the Registration Statement and may not be relied upon, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

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